UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On August 5, 2022, the Board of Directors (the “Board”) of Fluence Energy, Inc. (the “Company”) appointed Julian Nebreda as President and Chief Executive Officer of the Company, and as the Company’s principal executive officer, to be effective as of 12:00 a.m. on September 1, 2022 (the “Effective Time”), replacing Manuel Perez Dubuc, who will cease to serve as Chief Executive Officer, effective as of August 31, 2022. Mr. Perez Dubuc is also expected to resign as a director of the Board, effective as of August 31, 2022.

The Board’s appointment of Mr. Nebreda, a current director of the Company, to succeed Mr. Perez Dubuc is expected to take effect on September 1, 2022. Mr. Nebreda will continue to serve as a member of the Company’s Board but has stepped down as a member of the Compensation Committee of the Board, effective as of August 5, 2022.

Prior to Mr. Nebreda’s appointment at the Company, Mr. Nebreda, age 56, most recently served as Executive Vice President and President of US & Global Business Lines for The AES Corporation (“AES”) since January 2022. Mr. Nebreda has notified AES of his resignation which will be effective August 31, 2022. Prior to his most recent role at AES, Mr. Nebreda served as President of AES’ South America Strategic Business Unit (SBU) from October 2018 to January 2022. From April 2016 to October 2018, Mr. Nebreda served as President of AES’ Brazil SBU and President of AES’ Europe SBU from 2009 to April 2016. Prior to that, Mr. Nebreda held several other senior positions at AES, beginning in 2005. Mr. Nebreda has also previously served as Chairman of the Board of AES Andes and AES Brasil, publicly listed companies in Chile and Brazil, respectively. Before joining AES, Mr. Nebreda has held positions in the public and private sectors. There are no family relationships existing between Mr. Nebreda and any executive officer or director of the Company.

As previously disclosed in the Company’s filings with the SEC, Mr. Nebreda has served as one of AES Grid Stability, LLC’s (“AES Grid Stability”) designees on the Company’s Board pursuant to AES Grid Stability’s director appointment right under the Company’s Stockholders Agreement, dated as of October 27, 2021, by and among the Company, Siemens Industry, Inc. (“Siemens Industry”), AES Grid Stability, and Qatar Holding LLC (as amended and modified from time to time, the “Stockholders Agreement”). AES Grid Stability is a principal stockholder of the Company and is party to a number of agreements entered into by and among the Company and its other principal shareholders and their respective affiliates which provide a framework for the Company’s relationship with these shareholders, including the Stockholders Agreement, the Third Amended and Restated Limited Liability Company Agreement of Fluence Energy, LLC, the Tax Receivable Agreement, the Registration Rights Agreement, certain intellectual property and trademark license agreements, an amended and restated equipment and services purchase agreement, an amended and restated storage core frame purchase agreement, a credit support and reimbursement agreement with Siemens Industry and AES, and an amended and restated cooperation agreement with AES. In the ordinary course of our business, AES and its affiliates continue and we expect that AES and its affiliates will continue, to purchase our products and services for energy storage projects in multiple countries.

In connection with his appointment as President and Chief Executive Officer, Mr. Nebreda entered into an offer letter (the “Offer Letter”) with the Company setting forth the terms of his employment. Pursuant to the terms of the Offer Letter, Mr. Nebreda’s initial annual base salary will be $600,000 and his target annual cash bonus opportunity will be 100% of his base salary, effective October 1, 2022 for fiscal year 2023. In addition, on the effective date of his appointment as President and Chief Executive Officer, the Company is providing a sign-on bonus of $50,000 to Mr. Nebreda and a one-time grant of restricted stock units valued at $2,500,000, which will vest and be payable in equal installments on the anniversary of the grant date over the course of the next three years. Settlement of the restricted stock units will be subject to Mr. Nebreda’s continued employment with the Company on each of the applicable vesting dates, except as may be otherwise provided under the terms of the Company’s Executive Severance Plan (the “Severance Plan”). Upon the effective date of his appointment as President and Chief Executive Officer, Mr. Nebreda will become a participant in the Company’s Executive Severance Plan, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 10, 2022, and will be eligible to participate in the Company’s broad-based health and welfare benefit plans and following receipt of his first paycheck, will be eligible to participate in the Company’s broad-based retirement plan. Mr. Nebreda will be subject to the Company’s Executive Stock Ownership Policy and required to hold five times his annual salary in stock within five years of the effective date of his appointment as President and Chief Executive Officer.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Nebreda previously entered into the Company’s standard indemnification agreement for directors and officers (the “Fluence Form D&O Indemnification Agreement”) in the form filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A (File No. 333- 259839), filed with the SEC on October 19, 2021.

Director Appointment

On August 4, 2022, Lisa Krueger notified the Board of her resignation from the Board and the Nominating and Corporate Governance Committee, effective at the close of business on August 4, 2022. Ms. Krueger has taken employment outside of AES and her resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. AES Grid Stability, acting pursuant to its rights under the Stockholders Agreement, requested that Lisa Krueger be succeeded by Letitia (“Tish”) Mendoza. On August 5, 2022, the Board appointed Ms. Mendoza, Executive Vice President and Chief Human Resources Officer at AES, to serve as a director on the Company’s Board to fill the AES Grid Stability designee vacancy and appointed Ms. Mendoza as a member of the Compensation Committee, each with immediate effect. Ms. Mendoza was designated as a nominee to the Board by AES Grid Stability pursuant to its right under the Stockholders Agreement to designate for nomination up to three directors to the Board so long as the AES Related Parties (as defined in the Stockholders Agreement) beneficially own in the aggregate 20% or more of all issued and outstanding shares of the Company’s Class A common stock (including the Underlying Class A Shares (as defined in the Stockholders Agreement)). Ms. Mendoza will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2023 and until her respective successor is duly elected and qualified or her earlier death, disqualification, resignation or removal, subject to the terms of the Stockholders Agreement.

In connection with her appointment to the Board, Ms. Mendoza has entered into the Fluence Form D&O Indemnification Agreement.

Item 7.01. Regulation FD Disclosure.

On August 8, 2022, the Company issued a press release (the “Press Release”) regarding the Chief Executive Officer transition above. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated August 5, 2022, between Fluence Energy, Inc. and Julian Nebreda
99.1	Press Release of Fluence Energy, Inc., dated August 8, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: August 8, 2022	By:	/s/ Francis Fuselier
Francis Fuselier
Senior Vice President, General Counsel and Secretary